EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Mittal Steel Company N.V. (formerly Ispat International N.V.) on Amendment No. 3 to Form F-4 of our auditors’ report dated March 4, 2004 (March 16 as to Note 20, and August 9, 2004 as to Note 21) appearing in the Annual Report on Form 20-F of Ispat International N.V. for the year ended December 31, 2003, and to the use of our report dated March 4, 2004 (March 16 as to Note 20, and August 9, 2004 as to Note 21), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Accountants B.V.

March 10, 2005

Rotterdam, The Netherlands

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement No. 333-121220 on Amendment No. 3 to Form F-4 of our report dated January 31, 2005 relating to the supplemental combined financial statements of Mittal Steel Company N.V. (formerly Ispat International N.V.) appearing in the Proxy Statement/Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in the Prospectus.

/s/ Deloitte Accountants B.V.

March 10, 2005

Rotterdam, The Netherlands